NON-COMPETITION AGREEMENT

THIS NON-COMPETITION AGREEMENT (this “Agreement”) is dated as of October 2, 2013 and entered into by and between Louis Bélanger-Martin, an individual (collectively, “Executive”), and Global Eagle Entertainment Inc., a Delaware corporation (the “Company”). Executive and Company shall sometimes be referred to in this Agreement, individually, as a “party,” and, collectively, as the “parties.”

RECITALS

A.          Executive served as the Chief Executive Officer of Advanced Inflight Alliance AG, a German corporation and majority owned subsidiary of the Company (“AIA”), pursuant to the terms of that certain Executive Employment Agreement dated December 21, 2012 by and between Executive and AIA (the “Employment Agreement”).

B.           Executive and the Company entered into that certain Consulting Agreement and Mutual General Release dated as of an even date herewith (the “Consulting and Release Agreement”) setting forth certain rights and duties of the parties in connection with Executive’s voluntary termination of his Employment Agreement, effective on August 31, 2013.

C.           The Company is in the business of providing inflight entertainment content, connectivity and services to airlines worldwide (the “Business”). Pursuant to the terms of the Employment Agreement, Executive previously agreed not to compete with the business of AIA, as further set forth therein. In connection with the Consulting Agreement and Release, Executive has agreed not to compete with the Business on the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the adequacy and receipt of which are hereby expressly acknowledged, each of the parties hereto, intending to be legally bound, agrees as follows:

1.           Non-Competition.

(a) Term; Geographic Area. The term of this Agreement shall be deemed to have commenced as of August 31, 2013 and shall extend for a period equal to the later to occur of (a) December 31, 2015 and (b) six (6) months from the date of termination of Executive’s services as a member of the Board of Directors of the Company (the “Restrictive Period”). The parties acknowledge and agree that the Company and its affiliates, including without limitation, AIA, have operated the Business throughout the world (the “Territory”). In that regard, the parties agree that the restrictions on Executive’s ability to compete against the Company set forth herein should extend throughout such Territory.

(b) Non-Competition. Executive acknowledges and agrees that, during the Restrictive Period, he shall not directly or indirectly own any interest in, manage, control, participate in (whether as an officer, director, employee, partner, member, stockholder, consultant, agent, representative or otherwise), render services for, accept compensation from, or in any other manner engage in any business (including any new business started by him, either alone or with others) that competes with the Business in the Territory. Notwithstanding the foregoing, nothing herein shall prohibit Executive from being an owner of not more than 2% of the outstanding securities of any class of an entity which is publicly traded, so long as Executive has no active participation in the business of such entity.

(c) Non-Solicitation of Customers or Relationships. During the Restrictive Period, Executive shall not contact or solicit any customers, suppliers, vendors, licensees, licensors or other persons who have a business relationship with the Company (each, an “Existing Business Relationship”) for the purpose of (i) diverting any existing or future business of such Existing Business Relationship from the Company, (ii) causing, inviting or encouraging any such Existing Business Relationship to alter or terminate his, her or its business relationship with the Company or (iii) interfering with any aspect of the relationship between any such Existing Business Relationship and the Company (including, without limitation, making any negative statements or communications about the Company or any of its officers, directors, employees or affiliates to any person connected with such Existing Business Relationship).

(d) Non-Solicitation of Employees. During the Restrictive Period, Executive shall not (and shall not attempt to) solicit, invite, induce or encourage, directly or indirectly, on his own behalf or on behalf of any other business or entity, any employee or consultant of the Company or any of its affiliates to alter or terminate his, her or its employment or consulting relationship with the Company.

(e) Rights of the Company. Executive acknowledges and agrees that the Company would suffer irreparable harm from a breach of any of the covenants or agreements contained in this Agreement. In the event of an alleged or threatened breach by Executive of any of the provisions hereof, the Company or its successors or assigns may, in addition to all other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof, in each case without the requirement of posting a bond or proving actual damages, and the Restrictive Period will be tolled with respect to such provision until such alleged breach or violation is resolved. Executive agrees that the restrictions in this Agreement are reasonable protections under the circumstances of his voluntary departure from AIA and in connection with the compensation and benefits that he received or will receive under the Consulting and Release Agreement. If, at the time of enforcement of any of the provisions of this Agreement, a court holds that the restrictions stated herein are unreasonable under the circumstances then existing, Executive agrees that the maximum period, scope or geographical area reasonable under such circumstances will be substituted for the stated period, scope or area.

2.           Successors And Assigns. It is expressly understood and agreed by Executive that this Agreement and all of its terms shall be binding upon his representatives, heirs, executors, administrators, successors and assigns, and inures to the benefit of each of the Company’s current, former, and future corporate parents, subsidiaries, related entities, affiliates, employee benefit plans, and related entities or corporations and their past and present officers, directors, shareholders, creditors, fiduciaries, agents, employees, partners, attorneys, representatives, promoters, heirs, predecessors, successors, and assigns.

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3.           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York.

4.           Waiver of Jury Trial. EACH OF PARTY HEREBY KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY SUCH PARTY IN CONNECTION HEREWITH. EXECUTIVE EXPRESSLY ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE COMPANY TO ENTER INTO THIS AGREEMENT.

5.           Entire Agreement. This Agreement, the Consulting and Release Agreement and the agreements contemplated hereby and thereby, (a) are a final, complete, and exclusive statement of the agreement and understanding of the parties with respect of the subject matter hereof and thereof and the transactions contemplated hereby and thereby, (b) collectively constitute the entire agreement of the parties with respect to the subject matter hereof and thereof and the transactions contemplated hereby and thereby and (c) supersede and merge herein and therein any prior negotiations, discussions, representations, understandings, and agreements between any of the parties, whether oral or written, with respect to the subject matter hereof and thereof and the transactions contemplated hereby and thereby, including without limitation, that certain term sheet dated as August 22, 2013 by and between the Company and Executive.

6.            Counterparts. Each party is permitted to execute this Agreement in one or more counterparts, each of which will be deemed an original and all of which taken together will constitute one and the same instrument. Each party is permitted to deliver this Agreement to the other party by means of delivery of one or more counterpart signature pages via facsimile or an attachment to an email in portable document format (.pdf). Any photographic copy, photocopy, or similar reproduction of this Agreement, any electronic file of this Agreement in portable document format (.pdf), or any copy of this Agreement delivered by facsimile transmission, in each case with all signatures reproduced on one or more sets of signature pages, will be considered as if it were manually executed.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

EXECUTIVE

Louis Bélanger-Martin
By:	/s/ Louis Bélanger-Martin

COMPANY

Global Eagle Entertainment Inc.

By:	/s/ John La Valle
John La Valle, Chief Executive Officer

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